UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 10, 2010

INVIVO THERAPEUTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52089 (Commission File No.)	36-4528166 (IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 475-1520
(Registrant’s telephone number, including area code)

Design Source, Inc., 100 Europa Drive, Suite 455, Chapel Hill, NC 27517
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 10, 2010, the Board of Directors of InVivo Therapeutics Holdings Corp. (the “Company”) adopted a new Code of Business Conduct and Ethics (the “New Code of Ethics”), superseding and replacing the prior Code of Ethics adopted in 2006.

The New Code of Ethics sets forth legal and ethical standards of conduct for employees, officers and directors of the Company and its subsidiaries, including the Company’s principal executive officer and its senior financial officers (principal financial officer and controller or principal accounting officer, or persons performing similar functions).  The New Code of Ethics is intended to deter wrongdoing and to promote the conduct of all Company business in accordance with high standards of integrity and in compliance with all applicable laws and regulations.

The foregoing summary is subject to and is qualified in its entirety by reference to the full text of the New Code of Ethics, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and  is incorporated herein by reference.

The New Code of Ethics will be posted in the “Investor Relations” section of the Company’s website, www.invivotherapeutics.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: December 16, 2010	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	InVivo Therapeutics Holdings Corp. Code of Business Conduct and Ethics